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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported):  March 15, 1999


                            METAMOR WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


              0-26970                                  76-0407849
      (Commission File Number)              (I.R.S. Employer Identification No.)



            FIVE POST OAK PARK
    4400 POST OAK PARKWAY, SUITE 1100
              HOUSTON, TEXAS                            77027-3413
      (Address of principal executive offices)          (Zip Code)


         Registrant's telephone number, including area code:    (713) 548-3400


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Item 5.     OTHER EVENTS

            On March 15, 1999, Metamor Worldwide, Inc. (the "Company") announced that by mutual agreement, the merger agreement between the Company and SPR Inc. ("SPR") was terminated. Under terms of the termination agreement, neither party will owe a break-up fee to the other.


            Separately, the Company announced that it would reinstate its common stock repurchase program. Under the repurchase program, the Company's board of directors has authorized the expenditure of up to $32 million to repurchase its common stock or convertible subordinated notes or both. Subject to market conditions, repurchases may be effected from time to time through solicited or unsolicited transactions in the market or in privately negotiated transactions. No limit was placed on the duration of the repurchase program. Subject to applicable securities laws, purchase decisions will be made by management of the Company based upon market conditions and other factors.



                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     METAMOR WORLDWIDE, INC.
                                     (Registrant)



Dated:  March 19, 1999               By:   /s/ Edward L. Pierce
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                                           Edward L. Pierce
                                           Chief Financial Officer, Senior Vice
                                           President and Assistant Secretary